Exhibit 23.4

[SILVERMAN, OLSON, THORVILSON & KAUFMANN LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registrant’s Registration Statement on Form S-8 pertaining to the CytRx Corporation 2000 Long-Term Incentive Plan of our report dated March 26, 2002, with respect to the consolidated financial statements and schedule of Blizzard Genomics, Inc. included in the Current Report on Form 8-K, filed with the Securities and Exchange Commission May 28, 2002 by the Registrant.

/s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD
Silverman Olson Thorvilson & Kaufmann, LTD

July 11, 2002